UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 15, 1998


                      Venture Stores, Inc.
     (Exact name of Registrant as specified in its charter)


    Delaware               1-10590              43-0914490
(State or Other          (Commission         (I.R.S.Employer
Jurisdiction of          File Number)        Identification No.)
Incorporation)


     2001 East Terra Lane, O'Fallon, Missouri    63366-0110
     (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number, including area code: (314) 281-5500


                         Not Applicable
   (Former Name or Former Address, if Changed Since Last Report)









Item 5.   Other Events

On May 4, 1998, Venture Stores, Inc. (the "Company") filed a Form 12b-25 Notification of Late Filing (the "Form 12b-25") with respect to the filing of the Company's Annual Report on Form 10-K for the year ended January 31, 1998 (the "Form 10-K"). The Form 12b-25 indicated that the Company anticipated the Form 10-K would be filed on or before May 15, 1998.

As previously disclosed, in January 1998 the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code. On April 27, 1998 the Company announced that, subject to court approval, it plans to sell and assign the leases on most of its stores and other real estate to Kimco Realty Corporation. As a result of numerous difficulties and issues associated with the Company's petition for reorganization and the proposed transaction with Kimco Realty Corporation, the Company will not be able to file its Annual Report on Form 10-K on or before May 15, 1998. The Company intends to file the Form 10-K as soon as is practicable.








                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                VENTURE STORES, INC.
                                   (Registrant)



                              By: /s/ Russell E. Solt
                                 Name: Russell E. Solt
                                  Title: Executive Vice President -
                                         Administration and
                                         Chief Financial Officer


Date: May 15,1998